SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): May 4, 2004

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

Exhibit Number	Description of Exhibits

99.1	Emerson's May 4, 2004 Press Release announcing its second quarter of fiscal 2004 results.

Item 9. Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Jan '04	Feb '04	Mar '04
Process Control	+10 to +15	+10 to +15	+5 to +10
Industrial Automation	+10 to +15	+10 to +15	+10
Electronics and Telecom	+15 to +20	+15	+15 to +20
HVAC	+5 to +10	+5 to +10	+15
Appliance and Tools	+5 to +10	+5 to +10	+10 to +15
Total Emerson	+10 to +15	+10 to +15	+10 to +15

March ‘04 Order Comments:

Favorable currency exchange rates continued to positively affect March orders approximately 5 percent. Underlying orders improved, but the favorable currency impact will be less going forward as we compare to last year’s dollar rates, which had already begun to weaken.

Process orders reflect increases in measurement products, particularly in the oil and gas markets, valves and regulators, as well as continued growth in Asia and the Middle East.

The change in Industrial Automation orders is due to the Euro weakening versus the dollar and a slight softening of the growth rate in Europe. Overall, positive trends continue in industrial equipment, motors and controls, and power generation (alternators).

Strength in the Electronics and Telecommunications segment was driven by improvements in the OEM business and the systems business, and continued growth in Asia.

HVAC orders reflect continued gains worldwide and strength in the U.S. market.

The Appliance and Tools segment showed improvements across nearly every business in both the consumer and professional markets.

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Item 12. Results of Operations and Financial Condition.

Quarterly Earnings Press Release
On May 4, 2004, a press release was issued regarding results of Emerson Electric Co. (EMR) for the second quarter ended March 31, 2004. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While Emerson believes these non-GAAP financial measures are useful in evaluating the company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 4, 2004	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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EXHIBITS

Exhibit Number	Description of Exhibits

99.1	Emerson's May 4, 2004 Press Release announcing its second quarter of fiscal 2004 results.

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